 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, , 2012

INSYNERGY PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-179262	27-1781753
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4705 Laurel Canyon Blvd.

Suite 205

Studio City, CA 91604

(818)760-1644

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (818)760-1644

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Copies to:

Donald G. Davis, Esq.

Law Offices of Davis & Associates, Inc.

PO Box 12009

Marina Del Rey, CA 90295

Phone: (310) 823-8300

Fax: (310) 301-3370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.  Unregistered Sales of Equity Securities

See Item 5.02

ITEM 5.02 Election of Directors

On June 22, 2012, the Company elected Mark Spallucci to fill an existing vacancy on the Board of Directors.

Mr. Spallucci, age 44, has been for more then the last 10 years a partner in Paravista, a printing and promotional company, and for the last 5 years has held the title of Managing Partner.  In this roll he is responsible for directing the development of client focused solutions for new product launches, brand line extensions and custom overseas products.

Paravista is a company involved in the printing and the development of promotional items for many Fortune 500 companies in the Pharmaceutical, Financial and Entertainment industries.

In consideration for the agreement by Mark Spallucci to join the Board of Directors, the Company concurrently issued privately to Mr. Spallucci, 50,000 restricted shares of the Company’s Common Stock, which were valued at $0.001 per share.

Concurrently, Mr. Spallucci privately purchased 200,000 restricted shares of the Company’s Common Stock for cash in the amount of $60,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSYNERGY PRODUCTS, INC.

Date: July 13, 2012	By:	/s/ Sandford Lang
Sandford Lang,
Chief Executive Officer